UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2013 Casella Waste Systems, Inc. (the “Company”) completed two financing transactions pursuant to which the Company incurred indebtedness in the aggregate principal amount of $21,500,000. The transactions involved the issuance on April 4, 2013 of (i) $16,000,000 aggregate principal amount of Vermont Economic Development Authority (“VEDA”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2013 (the “VEDA Bonds”) and (ii) $5,500,000 aggregate principal amount of Business Finance Authority of the State of New Hampshire (“BFA”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project), Series 2013 (the “BFA Bonds” and together with the VEDA Bonds, the “Bonds”).

The Company has entered into separate financing agreements with VEDA (the “VEDA Agreement”) and BFA (the “BFA Agreement” and together with the VEDA Agreement, the “Financing Agreements”), respectively, pursuant to which the proceeds of each offering of Bonds will be loaned to the Company to repay borrowings under the Company’s revolving credit facility which temporarily financed the purchase of assets for use in the Company’s or its subsidiaries operations in Vermont and New Hampshire, respectively, and to pay certain costs of issuance of the Bonds. The Financing Agreements require the Company to satisfy the obligation to pay amounts from time to time owing with respect to the Bonds issued by VEDA and BFA respectively.

The Financing Agreements and other financing documents contain standard representations, covenants and events of default for transactions of this type. Events of default under the Financing Agreements include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform covenants which continues for a period of 60 days after notice. The Company’s indebtedness under the Financing Agreements may be accelerated upon the occurrence of an Event of Default. Additionally, while any Bonds are in a term interest period and are not supported by a letter of credit (i) a change of control would require the Company to offer to repurchase the applicable Bonds, and (ii) Bank of America, N.A. (or any applicable credit provider) can require that the obligations under the applicable Bonds be accelerated (if the Company’s obligations under the applicable credit facility have been accelerated).

Prior to maturity, the Bonds may be converted among term, weekly and daily interest rate periods, and guarantees and letters of credit may be issued from time to time to support certain of the Bonds. The VEDA Bonds will initially be issued in a term interest rate period of 5 years, will be supported by the guarantee of Casella’s material subsidiaries, and will not be secured by a letter of credit. The BFA Bonds will initially be issued in a variable weekly interest rate period, will not be guaranteed and will be supported by a letter of credit issued under the Company’s senior credit facility. Interest rates may be reset at the end of each interest period.

The Bonds are issued as tax exempt bonds. If the Company, VEDA, or BFA, as applicable, do not comply with certain of their covenants in the applicable Indenture or Financing Agreement, or if certain representations or warranties made by the Company in the applicable Financing Agreement or in certain related certificates of the Company are false, then the interest on the applicable Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such Bonds. If the VEDA Bonds or the BFA Bonds are declared to be taxable or the applicable Financing Agreement is determined to be invalid, the applicable Indenture provides that the applicable Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. The Company would be required to finance the payment of such redemptions.

The VEDA Agreement

The VEDA Bonds were issued on April 4, 2013 pursuant to an indenture (the “VEDA Indenture”) and are guaranteed by the material subsidiaries of the Company pursuant to a Guaranty Agreement among the guarantors named therein and U.S. Bank, N.A., as trustee under the VEDA Indenture. Pursuant to the VEDA Agreement, the Company has borrowed the proceeds of the VEDA Bonds to (i) repay borrowings under its revolving credit facility which temporarily financed the purchase of assets for use in connection with the Company’s or its subsidiaries’ operations in Vermont and (ii) pay certain costs relating to the issuance of the VEDA Bonds. The VEDA Bonds were issued at the initial term interest rate period of five years (ending April 1, 2018) at the initial rate of 4.75% per annum.

The VEDA Agreement will remain in effect as long as any of the VEDA Bonds are outstanding or the trustee under the VEDA Indenture holds any moneys under the VEDA Indenture, whichever is later. The VEDA Bonds will mature, subject to earlier optional and mandatory redemption, on April 1, 2036. In addition, on April 2, 2018 (the day immediately following the end of the initial 5 year interest rate period) and any other conversion date of any new interest rate period for the VEDA Bonds and on certain other dates specified in the VEDA Indenture, each holder of the VEDA Bonds is required to tender the VEDA Bonds held by it for purchase and the VEDA Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the VEDA Bonds, is required to use its best efforts to remarket any VEDA Bonds tendered for purchase. Funds for the payment of the purchase price of any VEDA Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the VEDA Bonds are supported by a letter of credit at such time, or from payments by the Company. During the initial interest rate period, the VEDA Bonds will not be supported by a letter of credit but will be supported by a guarantee of the Company’s material subsidiaries. After the end of the initial interest rate period, the VEDA Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the VEDA Bonds may be reset at the end of each interest period. On any business day during a variable interest rate period, the VEDA Bonds may be repurchased at the option of the holder or upon the direction of the Company, or redeemed upon the direction of the Company, at a redemption price of 100% of the principal amount thereof plus accrued interest.

The BFA Agreement

The BFA Bonds were issued on April 4, 2013 pursuant to an indenture (the “BFA Indenture”) and are secured by a letter of credit. Pursuant to the BFA Agreement, the Company has borrowed the proceeds of the BFA Bonds to (i) repay borrowings under its revolving credit facility for assets purchased in New Hampshire and (ii) pay certain costs relating to the issuance of the BFA Bonds. On their date of issuance, the BFA Bonds will bear interest at the weekly interest rate. On April 4, 2013, $5,500,000 of the BFA Bonds were issued and additional BFA Bonds in the aggregate principal amount of up to $5,500,000 may be issued from time to time under the BFA Indenture, subject to the terms and conditions of the BFA Indenture and related documents.

The BFA Agreement will remain in effect as long as any of the BFA Bonds are outstanding or the trustee under the BFA Indenture holds any moneys under the BFA Indenture, whichever is later. The BFA Bonds will mature, subject to earlier optional and mandatory redemption, on April 1, 2029. On any business day during a variable interest rate period, the BFA Bonds may be repurchased at the option of the holder or upon the direction of the Company, or redeemed upon the direction of the Company, at a redemption price of 100% of the principal amount thereof plus accrued interest. In addition, on any conversion date of any new interest rate period for the BFA Bonds and on certain other dates specified in the BFA Indenture, each holder of the BFA Bonds is required to tender the BFA Bonds held by it for purchase and the BFA Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith

Incorporated, as remarketing agent for the BFA Bonds, is required to use its best efforts to remarket any BFA Bonds tendered for purchase. Funds for the payment of the purchase price of any BFA Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of the letter of credit, if the BFA Bonds are supported by a letter of credit at such time, or from payments by the Company. The BFA Bonds may be converted to a daily or term interest rate period. The interest rate on the VEDA Bonds may be reset at the end of each interest period.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Financing Agreements set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index attached hereto.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as Casella “anticipates,” “will,” “intends,” and other similar expressions. Among the forward-looking statements in this press release are statements regarding the issuance of the Bonds and Casella’s expectations regarding the use of proceeds of the Bonds. All of these forward-looking statements are based on current expectations and estimates and management’s beliefs and assumptions. Casella cannot guarantee that it will complete the issuance on the terms disclosed in the forward-looking statements or at all. Such forward-looking statements involve a number of risks and uncertainties, including, among other things, market conditions and Casella’s ability to consummate the issuance of the Bonds. Casella expressly disclaims any obligation to update such statements to reflect change in its expectations whether as a result of new information, future events or otherwise, except as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: April 5, 2013	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Financing Agreement, dated as of March 1, 2013, between the State of Vermont, acting by and through the Vermont Economic Development Authority and Casella Waste Systems, Inc.

10.2	Financing Agreement, dated as of March 1, 2013, between the Business Finance Authority of the State of New Hampshire and Casella Waste Systems, Inc.